EXHIBIT 99.1

Tingyi Holding and PepsiCo Finalize Strategic Alliance in China

Tingyi Subsidiary, Tingyi-Asahi Beverages, now PepsiCo’s franchise bottler in China

Alliance expected to create long-term value for Tingyi and PepsiCo shareholders

Creates expanded platform for both companies to capitalize on growing China beverage market

TIANJIN, CHINA and PURCHASE, N.Y. – March 31, 2012 – Tingyi (Cayman Islands) Holding Corp. (Tingyi) (0322.HK), one of the leading food and beverage companies in China, and PepsiCo, Inc. (NYSE: PEP), the world’s second-largest food and beverage business, today announced they have completed their transaction to create a strategic beverage alliance in China, which is projected to become the world’s largest beverage market by 2015.

The alliance was approved by the shareholders of Tingyi in February and received regulatory approval on March 29, 2012.

As part of the alliance, Tingyi’s beverage subsidiary – Tingyi-Asahi Beverages Holding Co Ltd (TAB), one of the country’s leading beverage manufacturers – is now PepsiCo’s franchise bottler in China. TAB will partner with PepsiCo’s current bottlers to manufacture, sell and distribute PepsiCo’s carbonated soft drink and Gatorade brands. In addition, PepsiCo and TAB will begin co-branding their respective juice drink brands using the Tropicana brand name under license from PepsiCo. PepsiCo will retain branding and marketing responsibilities for these products.

Under the terms of the alliance, PepsiCo has contributed its indirect equity interests in its company-owned and joint venture bottling operations in China to TAB and received as consideration a five percent indirect equity interest in TAB. PepsiCo has an option to increase its indirect holding in TAB to 20 percent at its sole discretion by 2015. The shareholdings of PepsiCo’s existing Chinese joint venture partners in the joint venture bottling operations will not change as a result of the transaction.

The PepsiCo-Tingyi beverage system now provides Chinese consumers with some of the country’s most popular beverage products, including:

•	Pepsi, China’s top-selling cola

•	Mirinda, China’s top-selling flavored carbonated soft drink

•	Gatorade, one of China’s top-selling sports drinks

•	China’s top-selling tea and water brands, sold under TAB’s Master Kong brand name

•	China’s second-largest juice portfolio

Significant Strategic Advantages to Drive Growth

The alliance is expected to create long-term value for PepsiCo and Tingyi shareholders, employees and local bottling partners while also encouraging the continued growth and development of China’s competitive beverage industry.

Each company, as well as PepsiCo’s existing joint venture partners, expects to gain significant benefits that will enhance business performance in the near-term while maximizing future growth potential. These important benefits include:

•	Bringing innovative new products to market faster and improving choice for Chinese consumers across the country

•	Improving operating efficiency and reducing costs by combining local and global expertise in manufacturing and distribution

•	Providing better service to PepsiCo’s retail and food service customers in China through TAB’s distribution expertise

•	Supporting new opportunities to develop local economies in interior and western China

•	Extending the national distribution of PepsiCo’s carbonated soft drink and non-carbonated beverage brands

•	Increasing the investment made in PepsiCo brands and marketing in China

Tingyi’s Chairman Wei Ing-Chou said, “We wish to thank the Chinese government and all parties concerned for their understanding and support for the strategic alliance between Tingyi and PepsiCo. The approval of this strategic alliance demonstrates that we can work more closely with China’s beverage industry to embrace a new opportunity for further development. We believe that this alliance will not only lay a good foundation for China’s beverage market to lead the world in developing the global beverage industry, but also improve our ability to better serve our consumers, employees, shareholders and partners and importantly, create a better environment for the healthy development of the beverage industry in China.”

“China will soon surpass the United States to become the largest beverage market in the world. As a result of this new alliance with Tingyi, PepsiCo is extremely well positioned for long-term growth in China,” said PepsiCo Chairman and CEO Indra Nooyi. “Tingyi is an outstanding operator with a proven track record of success. By leveraging the complementary strengths of each company, we’ll be able to significantly enhance our beverage business in China, reach millions of new consumers throughout the country, and create value for Tingyi and PepsiCo shareholders.”

This transaction involves the companies’ respective mainland China beverage operations. Both PepsiCo and Tingyi will continue to independently operate their respective food businesses.

About Tingyi Holding

Tingyi Holding Corp. is China’s leading food and beverage company that specializes in the production and distribution of instant noodles, beverages and baked goods in the PRC. Tingyi started its instant noodle segment in 1992 under the brand of Master Kong, and expanded into the bakery segment and beverages in 1996. The philosophy of Tingyi is to provide consumers with safe, tasty quality products with value for money. With sophisticated production processes, outstanding operation, innovative products and CSR campaigns, Tingyi is widely respected in China’s consumer industry. Continuous attention to operations at the community level in the past 20 years has made “Master Kong” one of the most recognized brands. The Company has also made big contributions to rural, agricultural and farmers’ development. For three consecutive years from 2008 to 2010, Tingyi was named one of the 50 best listed companies in Asia by Forbes for its solid financial track record and excellent management and entrepreneurial skills. As of 31 December 2011, market capitalization of the Company was US$16.99 billion. For more information, please visit www.masterkong.com.cn.

About PepsiCo

PepsiCo is a global food and beverage leader with net revenues of more than $65 billion and a product portfolio that includes 22 brands that generate more than $1 billion each in annual retail sales. Our main businesses – Quaker, Tropicana, Gatorade, Frito-Lay and Pepsi-Cola – make hundreds of enjoyable foods and beverages that are loved throughout the world. PepsiCo’s people are united by our unique commitment to sustainable growth by investing in a healthier future for people and our planet, which we believe also means a more successful future for PepsiCo. We call this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize our impact on the environment by conserving energy and water and reducing packaging volume; to provide a great workplace for our associates; and to respect, support and invest in the local communities where we operate. For more information, please visit www.pepsico.com.

PepsiCo Cautionary Statement

Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; PepsiCo’s ability to compete effectively; unfavorable economic conditions in the countries in which PepsiCo operates; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; PepsiCo’s failure to successfully renew collective bargaining agreements or strikes or work stoppages; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations; failure to successfully implement PepsiCo’s global operating model; failure to realize anticipated benefits from PepsiCo’s productivity plan; any downgrade of PepsiCo’s credit ratings; and any infringement of or challenge to PepsiCo’s intellectual property rights.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:
Tingyi (Cayman Islands) Holding Corp.
Kungju Chen
Tel: +86 22 6620 3389
Email: Kungju_Chen@tinghsin.com.cn

PepsiCo (U.S.)	PepsiCo (Greater China Region)
Jeff Dahncke	Emma Fan
Tel: +1 914 253 3941	Tel: +86 10 65630086
Email: jeff.dahncke@pepsico.com	Email: emma.fan@pepsico.com

Investor Contacts:
Tingyi (Cayman Islands) Holding Corp.	PepsiCo (U.S.)
Debbie Ho	Jamie Caulfield
Tel: +852 2511 1911	Tel: +1 914 253 3035
Email: debbieho@tingyi.com	Email: jamie.caulfield@pepsico.com